UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 15, 2006

Halo Technology Holdings, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	000-33197	88-0467845
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

200 Railroad Avenue, Greenwich, Connecticut		06830
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203 422 2950

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 15, 2006, the registrant, Halo Technology Holdings, Inc. ("Halo") entered into an Equity Purchase Agreement (the "Purchase Agreement") with the stockholders (the "RevCast Stockholders") of RevCast, Inc., ("RevCast") and the members (the "Enterprises Members") of RevCast Enterprises, LLC ("Enterprises;" and, together with RevCast, the "Acquired Companies"). The RevCast Stockholders and the Enterprises Members are collectively referred to as the "Sellers."

Pursuant to the Purchase Agreement, Halo acquired all of the equity securities of the Acquired Companies (the "Equity Interests") from the Sellers in exchange for the Purchase Price. The Purchase Price for the Equity Interests was 350,000 shares of the Halo’s common stock, as well as the Royalty Payments, if and when due under the Purchase Agreement. The Royalty Payments are defined in the Purchase Agreement as twenty percent (20%) of revenues generated by the assets of the Acquired Companies. The Royalty Payments will be paid in cash quarterly. The maximum Royalty Payment will be $400,000.

The Purchase Agreement includes customary representations and warranties concerning the parties to the agreement and the Acquired Companies’ assets and liabilities. The Purchase Agreement also contains indemnity terms which provide that the Sellers shall indemnify Halo, and Halo shall indemnify the Sellers, for breaches of representations and warranties and covenants made under the agreement, provided that neither party shall be required to pay any damages unless the aggregate amount of all damages exceeds certain limits contained in the Purchase Agreement, and, provided further, that neither party shall be liable for damages in excess of certain limits contained in the Purchase Agreement.

A copy of the Purchase Agreement is attached as Exhibit 10.132 and is incorporated herein by reference. The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement. Other exhibits to the Purchase Agreement, which have not been filed with this Current Report on Form 8-K, will be furnished to the Securities and Exchange Commission upon request.

Item 3.02 Unregistered Sales of Equity Securities.

On September 15, 2006, the registrant, Halo Technology Holdings, Inc. ("Halo") entered into an Equity Purchase Agreement (the "Purchase Agreement") with the stockholders (the "RevCast Stockholders") of RevCast, Inc., ("RevCast") and the members (the "Enterprises Members") of RevCast Enterprises, LLC ("Enterprises;" and, together with RevCast, the "Acquired Companies"). The RevCast Stockholders and the Enterprises Members are collectively referred to as the "Sellers."

Pursuant to the Purchase Agreement, Halo acquired all of the equity securities of the Acquired Companies (the "Equity Interests") from the Sellers in exchange for the Purchase Price. The Purchase Price for the Equity Interests was 350,000 shares of the Halo’s common stock, as well as the Royalty Payments (as described in Item 1.01).

The sale of the Halo shares to the Sellers under the Purchase Agreement was made in reliance upon the exemption from the registration provisions of the Securities Act of 1933, as amended (the "Securities Act"), set forth in Sections 4(2) thereof and the rules and regulations under the Securities Act, including Regulation D, as transactions by an issuer not involving any public offering and/or sales to a limited number of purchasers who were acquiring such securities for their own account for investment purposes and not with a view to the resale or distribution thereof. The Sellers are the sole recipients of the Halo shares under the Purchase Agreement, and acquired the shares for their own accounts.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.132 Equity Purchase Agreement among Halo, the RevCast Stockholders and the Enterprises Members dated September 15, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Halo Technology Holdings, Inc.

September 21, 2006	By:	Ernest Mysogland

Name: Ernest Mysogland
Title: Executive Vice President

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Exhibit Index

Exhibit No.	Description

10.132	Equity Purchase Agreement among Halo, the RevCast Stockholders and the Enterprises Members dated September 15, 2006